SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2006 (April 27, 2006)
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OMI CORPORATION
(Exact Name of Registrant as Specified in Charter)
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MARSHALL ISLANDS	000-14135	52-2098714
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.

ONE STATION PLACE, STAMFORD,	06902
CONNECTICUT	(Zip Code)
(Address of Principal Executive Offices)

(203) 602-6700
(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On April 27, 2006, the shareholders of OMI Corporation (“OMI” or the “Company”) approved the OMI Corporation 2006 Incentive Compensation Plan, (the “2006 Plan”), at OMI’s 2006 annual meeting of shareholders. The 2006 Plan was fully described in and appended to OMI’s definitive proxy statement for its 2006 annual meeting of shareholders as filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934, and is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

          On February 16, 2006, the Board of Directors of OMI previously adopted, subject to shareholder approval, the 2006 Plan. The 2006 Plan provides for, at the discretion of the Board of Directors (Compensation Committee), awards of up to 5,000,000 shares of restricted stock awards, stock options or other forms of share-based compensation to directors, officers, employees and consultants of the Company until April 27, 2016. No further awards may be made under any of the Company’s prior plans. For further description of the 2006 Plan refer to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 OMI Corporation 2006 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2006	By: /s/ Craig H. Stevenson, Jr.
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Craig H. Stevenson, Jr.
Chairman of the Board and
Chief Executive Officer

Date: May 4, 2006	By: /s/ Kathleen C. Haines
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Kathleen C. Haines
Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

The following Exhibit is being filed with this report.

Exhibit No.	Description
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10.1	OMI Corporation 2006 Incentive Compensation Plan.